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                                                                    Exhibit 23.6



INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Osage Systems Group, Inc. on Form S-8 of our report dated March 10, 1999 relating to the consolidated financial statements of Osage Systems Group, Inc. as of December 31, 1998 and 1997 and for the years then ended, appearing in the Annual Report on Form 10-K of Osage Systems Group, Inc. for the year ended December 31, 1998.



/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

May 10, 1999